UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event report) May 23, 2006
CITIZENS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	0-20148	61-1187135
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243
(Address of principal executive offices)

Registrant’s telephone number, including area code: (502) 244-2420

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On May 23, 2006, the Registrant announced that management had been granted the authority to spend an additional $500,000 to repurchase shares of its common stock in open-market or privately-negotiated transactions from time to time. The new authorization is in addition to $1,200,000 authorized in 1998 and the $250,000 increase authorized in 2002, of which $1,350,267 has been expended. Prices paid will not exceed the most recent book value of the common stock. Management will determine the number of shares to be purchased and the timing of purchases in its discretion based upon a number of factors, including the common stock’s market price and market conditions, and is not limited by a timetable or minimum price policy. The Registrant may commence, discontinue, suspend and resume the repurchase program at any time, subject to the Registrant's Insider Trading Policy. Open-market purchases will be conducted in accordance with applicable SEC rules. Repurchased shares will be used for general corporate purposes. The new authorization required approval from the Registrant’s bank lender. On May 22, 2006, the Registrant’s bank lender amended its loan agreement with the Registrant to permit the additional common stock repurchases described above.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 23, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Corporation Registrant

Date: May 23, 2006	By:	Len E. Schweitzer /s/ Len E. Schweitzer
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated May 23, 2006

5